TSR, INC. AND SUBSIDIARIES

                                  EXHIBIT 23.2

                             TO REPORT ON FORM 10-K
                         FISCAL YEAR ENDED MAY 31, 2004





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
      and Shareholders
TSR, Inc.:


We consent to incorporation by reference in the Registration Statement (No. 333-47531) on Form S-8 of TSR, Inc. of our report dated July 18, 2002, relating to the consolidated statements of earnings, shareholders' equity and cash flows and related consolidated financial statement schedule of TSR, Inc. and subsidiaries for the year ended May 31, 2002, which report appears in the May 31, 2004 Annual Report on Form 10-K of TSR, Inc.



                                  /s/ KPMG, LLP

Melville, New York
August 19, 2004
















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